BancFirst Corporation Reports First Quarter Earnings

OKLAHOMA CITY, April 20, 2017 /PRNewswire/ -- BancFirst Corporation (NASDAQ GS:BANF) reported net income of $22.1 million, or $1.36 diluted earnings per share, for the first quarter of 2017 compared to net income of $16.6 million, or $1.05 diluted earnings per share, for the first quarter of 2016. Net income for the quarter included the effects of favorable resolutions of two problem loans which resulted in principal recovery of $894,000 and interest income of $2.3 million.

The Company's net interest income for the first quarter of 2017 increased to $54.8 million compared to $50.0 million for the first quarter of 2016. The net interest margin for the quarter was 3.39% compared to 3.25% a year ago. The increase in margin was primarily due to the previously mentioned interest of $2.3 million, which added 0.14% to the margin, and the increase in the federal funds rate. The provision for loan losses for the first quarter of 2017 decreased to $72,000 compared to $4.1 million a year ago. The decrease in the provision was due in part to the resolution of the above-mentioned problem loans and an unusually high provision for a few commercial loans in the prior year. Net charge-offs for the quarter were 0.02% of average loans, compared to 0.03% for the first quarter of 2016. Noninterest income for the quarter totaled $28.1 million, compared to $25.6 million last year. Noninterest expense for the quarter totaled $49.6 million compared to $46.3 million last year. The increase in noninterest expense was due to salary increases in 2017 and $1.2 million in gains on the sale of other real estate owned that reduced expenses in 2016. The Company's effective tax rate was 33.6% compared to 34.2% for the first quarter of 2016. The decrease in the effective tax rate was due to a change in accounting standards related to stock based compensation.

At March 31, 2017, the Company's total assets were $7.2 billion, an increase of $170.7 million from December 31, 2016. Securities of $463.3 million and loans of $4.4 billion were both down slightly from December 31, 2016. Deposits totaled $6.4 billion, an increase of $146.6 million from December 31, 2016 total. The Company's total stockholders' equity was $729.9 million, an increase of $18.8 million over December 31, 2016.

Asset quality remained strong during the first quarter of 2017. Nonperforming and restructured assets fell to 0.45% of total assets at March 31, 2017 compared to 0.56% at December 31, 2016. The decrease in nonperforming and restructured assets was largely due to the resolution of the aforementioned two problem loans during the quarter. The allowance to total loans was 1.09% compared to 1.10% at year-end 2016. The allowance to nonperforming and restructured loans was 171.6% compared to 137.3% at year-end 2016.

CEO David Rainbolt commented, "Our results this quarter provided great optics in absolute terms. However, even absent the favorable outcome in nonperforming loans, it was still a sound performance."

BancFirst Corporation is an Oklahoma based financial services holding company. The Company's principal subsidiary bank, BancFirst, is Oklahoma's largest state-chartered bank with 100 banking locations serving 53 communities across Oklahoma. More information can be found at www.bancfirst.com.

The Company may make forward-looking statements within the meaning of Section 27A of the securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters. Forward-looking statements include estimates and give management's current expectations or forecasts of future events. The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time. Actual results may differ materially from forward-looking statements.

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2017	2016	2016	2016	2016
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Condensed Income Statements:
Net interest income	$ 54,768	$ 51,553	$ 51,431	$ 50,868	$ 49,976
Provision for loan losses	72	1,672	2,940	2,804	4,103
Non-interest income:
Trust revenue	2,952	2,878	2,685	2,602	2,465
Service charges on deposits	15,778	16,005	16,033	15,485	14,710
Securities transactions	---	52	(146)	(65)	100
Income from sales of loans	632	705	863	695	562
Insurance commissions	4,563	3,797	4,372	3,255	4,135
Cash management	2,754	2,713	2,853	2,732	2,318
Other	1,406	1,281	1,267	1,353	1,327
Total noninterest income	28,085	27,431	27,927	26,057	25,617

Non-interest expense:
Salaries and employee benefits	30,654	29,706	30,591	30,008	29,357
Occupancy expense, net	2,974	3,198	3,217	3,071	2,827
Depreciation	2,420	2,461	2,556	2,567	2,530
Amortization of intangible assets	547	548	560	580	581
Data processing services	1,195	1,229	1,178	1,174	1,215
Net expense (income) from other real estate owned	50	197	162	35	(1,141)
Marketing and business promotion	2,215	1,978	1,779	1,624	1,855
Deposit insurance	588	569	641	855	839
Other	8,945	8,303	8,520	7,806	8,228
Total noninterest expense	49,588	48,189	49,204	47,720	46,291
Income before income taxes	33,193	29,123	27,214	26,401	25,199
Income tax expense	11,143	10,503	9,232	8,908	8,620
Net income	$ 22,050	$ 18,620	$ 17,982	$ 17,493	$ 16,579
Per Common Share Data:
Net income-basic	$ 1.39	$ 1.19	$ 1.15	$ 1.12	$ 1.07
Net income-diluted	1.36	1.16	1.13	1.10	1.05
Cash dividends declared	0.38	0.38	0.38	0.36	0.36
Common shares outstanding	15,891,276	15,810,935	15,695,083	15,560,271	15,527,804
Average common shares outstanding -
Basic	15,864,807	15,743,770	15,631,094	15,549,811	15,534,416
Diluted	16,237,998	16,046,061	15,922,209	15,842,485	15,816,371
Performance Ratios:
Return on average assets	1.27%	1.07%	1.06%	1.04%	1.00%
Return on average equity	12.37	10.44	10.35	10.42	10.05
Net interest margin	3.39	3.19	3.27	3.28	3.25
Efficiency ratio	59.85	61.01	62.00	62.03	61.24

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2017	2016	2016	2016	2016
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Balance Sheet Data:

Total assets	$ 7,189,637	$ 7,018,952	$ 6,783,537	$ 6,683,376	$ 6,740,938
Interest-bearing deposits with banks	1,857,961	1,666,540	1,532,095	1,373,923	1,498,356
Securities	463,250	469,833	473,738	419,238	497,986
Total loans	4,398,529	4,409,550	4,317,512	4,337,063	4,282,738
Allowance for loan losses	(47,921)	(48,693)	(48,061)	(46,566)	(44,571)
Deposits	6,394,627	6,248,057	6,024,949	5,943,982	6,010,872
Stockholders' equity	729,873	711,094	693,731	676,830	662,661
Book value per common share	45.93	44.97	44.20	43.50	42.68
Tangible book value per common share	41.72	40.71	39.87	39.09	38.22
Balance Sheet Ratios:
Average loans to deposits	70.13%	70.98%	71.77%	71.74%	71.28%
Average earning assets to total assets	93.45	93.30	93.16	93.05	92.88
Average stockholders' equity to average assets	10.25	10.26	10.22	10.02	9.92
Asset Quality Data:
Past due loans	$ 2,024	$ 1,962	$ 1,906	$ 2,695	$ 1,099
Nonaccrual loans	23,694	31,798	31,014	30,063	31,040
Restructured loans	2,203	1,713	1,842	1,974	533
Total nonperforming and restructured loans	27,921	35,473	34,762	34,732	32,672
Other real estate owned and repossessed assets	4,404	3,866	4,339	4,469	4,245
Total nonperforming and restructured assets	32,325	39,339	39,101	39,201	36,917
Nonperforming and restructured loans to total loans	0.63%	0.80%	0.81%	0.80%	0.76%
Nonperforming and restructured assets to total assets	0.45	0.56	0.58	0.59	0.55
Allowance to total loans	1.09	1.10	1.11	1.07	1.04
Allowance to nonperforming and restructured loans	171.63	137.27	138.26	134.07	136.42
Net charge-offs to average loans	0.02	0.02	0.03	0.02	0.03

BancFirst Corporation
Consolidated Average Balance Sheets
And Interest Margin Analysis
Taxable Equivalent Basis
(Dollars in thousands - Unaudited)

	Three Months Ended
	March 31, 2017
	Average	Income/	Yield/
	Balance	Expense	Rate
ASSETS
Earning assets:
Loans	$ 4,400,707	$ 53,833	4.96%
Securities – taxable	435,196	1,761	1.64
Securities – tax exempt	33,291	287	3.50
Interest bearing deposits with banks	1,724,747	3,440	0.81
Total earning assets	6,593,941	59,321	3.65

Nonearning assets:
Cash and due from banks	173,329
Interest receivable and other assets	337,123
Allowance for loan losses	(48,453)
Total nonearning assets	461,999
Total assets	$ 7,055,940

LIABILITIES AND STOCKHOLDERS' EQUITY

Interest-bearing liabilities:
Transaction deposits	$ 795,743	$ 211	0.11%
Savings deposits	2,263,918	2,297	0.41
Time deposits	685,575	1,217	0.72
Short-term borrowings	1,870	3	0.62
Junior subordinated debentures	31,959	527	6.69
Total interest-bearing liabilities	3,779,065	4,255	0.46

Interest-free funds:
Noninterest bearing deposits	2,259,883
Interest payable and other liabilities	23,874
Stockholders' equity	723,118
Total interest free-funds	3,276,875
Total liabilities and stockholders' equity	$ 7,055,940
Net interest income		$ 55,066
Net interest spread			3.19%
Effect of interest free funds			0.20%
Net interest margin			3.39%

CONTACT: Kevin Lawrence, Chief Financial Officer at (405) 270-1003 or David Rainbolt, Chief Executive Officer at (405) 270-1002